UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Sharps Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	82-3751728
(State of incorporation or organization)	(IRS Employer Identification No.)

105 Maxess Road, Ste. 124

Melville, New York 11747

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered: Common Stock, par value $0.0001 per share

Warrants to Purchase Common Stock

Name of each exchange on which each class is to be registered: The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-263715 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

This Registration Statement on Form 8-A is being filed by Sharps Technology, Inc. (the “Registrant”), a Nevada corporation, with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the listing of the shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), and its warrants to purchase shares of Common Stock (the “Warrants”) on The Nasdaq Stock Market LLC.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered are Common Stock and Warrants.

The description of the common stock and Warrants of the Registrant, as included under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as amended (Registration No. 333-263715) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SHARPS TECHNOLOGY, INC.

Date: April 12, 2022	By:	/s/ Robert M. Hayes
	Name:	Robert M. Hayes
	Title:	Chief Executive Officer